                                                                     Exhibit 1.1


                        1,000,000 SHARES OF COMMON STOCK

                   COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                          , 1998

Cohig & Associates, Inc.
6300 South Syracuse Way
Suite 400
Englewood, Colorado  80111

Dear Sirs:

     Communications Systems International, Inc., a Colorado corporation (the "Company") hereby confirms its agreement with you (who are sometimes hereinafter referred to as the "Representative") and with the other members of the underwriting group (the "Underwriters") named on Schedule 1 hereto as follows:

     1.  Introductory.  Subject to the terms and conditions contained herein,
         ------------
the Company proposes to issue and sell to the Underwriters 1,000,000 shares of common stock (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company grants to the Representative the option to purchase up to an additional 150,000 shares of Common Stock (the "Additional Shares"), which option to purchase shall be exercisable, in whole or in part, from time to time during the forty-five (45) day period commencing on the date on which the Registration Statement (as hereinafter defined) is initially declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Unless otherwise noted, the Firm Shares, together with the Additional Shares issuable on exercise of the over-allotment option, are referred to hereinafter as the "Shares". The Shares are more fully described in the Prospectus referred to below. All references to the Company below shall be deemed to include, where appropriate, the Company's subsidiaries, if any.

     2.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, each of the Underwriters that:

          a. The Company has filed with the Commission a registration statement, and may have filed one or more amendments thereto, on Form SB-2
     (Registration No. 333-        ), including in such registration statement
     and each such amendment a facing sheet, audited
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     financial statements for the past two fiscal years or such other period as may be appropriate, the information called for by Part II, the undertakings to deliver certificates, file reports and file post-effective amendments, the required signatures, consents of experts, exhibits, a related preliminary prospectus (a "Preliminary Prospectus") and any other information or documents which are required for the registration of the Shares, the purchase warrants referred to in Section 2(n) and Section 5(p) entitling the Representative or its assigns to purchase shares of Common Stock of the Company (the "Representative's Warrants"), and the shares referred to in Section 2(n) and Section 5(p) purchasable upon exercise of the Representative's Warrants (the "Representative's Warrant Shares"), under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" means such registration statement, including incorporated documents, all exhibits and financial statements and schedules thereto, as amended, when it becomes effective, and shall include information with respect to the Shares, the Representative's Warrants, and the Representative's Warrant Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information is deemed to be included therein when it becomes effective as provided by Rule 430A; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Representative pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

          b. When the Registration Statement becomes effective, and at all times subsequent thereto, to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Representative or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no Preliminary Prospectus, as of the date filed with the Commission, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this
     Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

          c. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction have issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, the Representative's Warrants, or the Representative's Warrant Shares, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

          d. Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

          e. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary. The Company has no subsidiaries except as disclosed in the Prospectus.

          f. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value per share, of which __________ shares of Common Stock are issued and outstanding, __________ shares of Common Stock are reserved for issuance upon the exercise of currently outstanding options, __________ shares of Common Stock are reserved for issuance upon the exercise of the remaining options authorized under the Company's option plans, __________ shares of Common Stock are reserved for issuance on exercise of __________ outstanding warrants and convertible promissory notes and 230,000 shares of Common Stock are reserved for issuance on consummation of the Stock Purchase Agreement between the Company and International Telephone Company ("ITC") whereby ITC will become a wholly owned subsidiary of the Company (the "ITC Acquisition"); and 5,000,000 shares of Preferred Stock, no par value per share, none of which are issued or outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of shareholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus.

          g. The financial statements of the Company included in the Registration Statement and the Prospectus fairly present with respect to the Company and ITC the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company and ITC. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and ITC within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or ITC from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

          h. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened, or in prospect with respect to the Company or ITC or any of their operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or ITC (sometimes hereinafter collectively, the "Combined Company"). The Combined Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Combined Company; nor is the Combined Company required to take any action in order to avoid any such violation or default.

          i. The Combined Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Combined Company. No real property owned, leased, licensed, or used by the Combined Company lies in an area which is, or to the knowledge of the Combined Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Combined Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Combined Company.

          j. Neither the Company nor ITC is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or ITC, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Combined Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither the Company nor ITC is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Combined Company. Neither the Company nor ITC is in violation or breach of, or in default with respect to, any term of its respective Articles of Incorporation (or other charter document) or by-laws.

          k. All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or ITC owns or has pending, or under which either of them is licensed, are in good standing and uncontested. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company or ITC, free and clear of all liens, security interests, pledges, and encumbrances. The Company claims proprietary rights in its stylized logo and "Communications Systems International" and proprietary rights in the "LINK-US" and "DIAL" technologies described in the Registration Statement. There is no right under any Intangible necessary to the business of the Company or ITC as presently conducted or as the Prospectus indicates they contemplate conducting (except as may be so designated in the Prospectus). Neither the Company nor ITC has infringed, is infringing, and has received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company or ITC. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or ITC.

          l. Neither the Company nor ITC, nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or ITC has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Neither the Company nor ITC has accepted any material advertising allowances or marketing allowances from suppliers to the Company or ITC and, to the extent any advertising allowance has been accepted, the Company or ITC has provided proper documentation to the supplier with respect to such advertising as to which the advertising allowance has been granted.

          m. The Company has all requisite power and authority to execute and deliver, and to perform thereunder each of this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution and delivery, and performance thereunder by the Company of this Agreement and the Representative's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be a legal, valid, and binding obligation of the Company, and will be enforceable against the Company in accordance with their terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution and delivery, or performance thereunder by the Company of this Agreement or the Representative's Warrants except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement and which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery, and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

          n. The Shares, the Representative's Warrants and the Representative's Warrant Shares are validly authorized and reserved for issuance. The Shares, when issued and delivered in accordance with this Agreement, the Representative's Warrant Shares, when issued and delivered upon exercise of the Representative's Warrants and upon payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of shareholders, and the Underwriters will receive good title to the Shares, the Representative will receive good title to the Representative's Warrants purchased and any purchaser of the Representative's Warrant Shares will receive good title thereto, all such title free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts.

          o. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

          p. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, neither the Company nor ITC has (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

          q. Neither the Company, nor ITC, nor any of their officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares.

          r. Neither the Company nor ITC has incurred any liability for, nor is any period entitled, directly or indirectly, to receive a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement. Further, neither the Company nor ITC has any agreement with any financial consultant or advisor nor has it paid any financial consulting or advisory fees or other compensation in connection with the transactions contemplated by this Agreement, except as the Company has advised the Representative in writing and as disclosed in the Registration Statement.

          s. The Company has obtained from each officer, director and person known to the Company who beneficially owns 2% or more of the Company's capital stock (including derivative securities convertible into shares of the Company's capital stock) his or her enforceable written agreement that for a period of 270 days from the Effective Date, he or she will not, without the Representative's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of capital stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock except that, subject to compliance with applicable securities laws, any such officer, director or shareholder may transfer his or her stock in a private transaction, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in this Agreement. Moreover, the Company, on behalf of itself, and all officers, directors and holders of five percent or more of the Common Stock of the Company, agrees that if will not, for a minimum period of twenty-four (24) months from the Effective Date, sell, transfer, hypothecate capital stock or derivative securities of the Company in an offering under the exemption from the registration requirements afforded under Regulation S as promulgated under the Act without the prior written consent of the Representative. The Company has obtained from each of the three shareholders of ITC who will receive shares of the Company's capital stock upon consummation of the ITC Acquisition, his enforceable agreement that all such shares will be placed in escrow for a period of one year from the Effective Date and that each such person will not, without the Representative's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of capital stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock.

          t. Except as otherwise provided in the Registration Statement, no person or entity has the right to require registration of any shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement. The Rights Holders (as defined in the Registration Statement) have waived their rights to have shares of Common Stock included in the Registration Statement.

          u. The Company is eligible to use Form SB-2 for registration of the Shares, the Representative's Warrants and the Representative's Warrant Shares.

          v. No unregistered securities of the Company, of an affiliate of the Company or of a predecessor of the Company have been sold within three years prior to the date hereof, except as described in the Registration Statement.

          w. Except as set forth in the Registration Statement, there is and at the Closing Date there will be no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company or ITC not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or ITC or would materially affect the properties or assets of the Company or ITC.

          x. Each of the Company and ITC has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company or ITC is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

          y.  Except as set forth in the Registration Statement:

               i. The Company and ITC have obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company and/or ITC (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Combined Company is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

               ii. The Combined Company and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               iii. The Combined Company has not, and to the best knowledge of the Company's executive officers, no other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Combined Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and ITC, (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

               iv. Except as provided to the Representative, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company or ITC (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company or
          ITC).

               v.   Definitions:  As used herein:

                    (1) Environmental Laws means all federal, state and local
                        ------------------
               laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                    (2) Hazardous Substances, Oils, Pollutants or Contaminants
                        ------------------------------------------------------
               means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R.
               (S)300.6, or defined as such under any Environmental Law.

                    (3) Release means any release, spill, emission, discharge,
                        -------
               leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

          z.   Neither the Company nor ITC have any subsidiaries.

          aa. Neither the Company nor ITC has distributed, and will not distribute, any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials that the Act or the Exchange Act permit to be distributed by the Company.

          bb. The Company and ITC maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          cc. Neither the Company, nor ITC, nor any of their subsidiaries or affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          dd. Each of the Company and ITC maintains insurance which is in full force and effect, of the types and in the amounts that are adequate, in its reasonable opinion, for its business and in line with the insurance maintained by similar companies and businesses.

     All of the above representations and warranties shall survive the performance or termination of this Agreement. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

     3.   Purchase, Sale, and Delivery of the Shares.  On the basis of the
          ------------------------------------------
representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite the Underwriters' names in Schedule 1 hereto.

     The purchase price per Firm Share to be paid by the Underwriters shall be $________ and the initial public offering price per Firm Share shall be $________.

     Payment for the Firm Shares by the Underwriters shall be made by certified or official bank check in clearing house funds, payable to the order of the Company at the offices of Cohig & Associates, Inc., Suite 400, 6300 South Syracuse Way, Englewood, Colorado 80111, or at such other place as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Shares. Such delivery and payment shall be made at 10:00 a.m., Mountain Time, on the third business day following the time of the initial public offering, as defined in Section 10(a). The time and date of such delivery and payment are herein called the "Closing Date."

     In addition, the Company hereby grants to the Representative the option to purchase all or a portion of the Additional Shares as may be necessary to cover over-allotments, at the same purchase price per Additional Share as the price per Share of the Firm Shares provided for in this Section 3. The Representative may purchase Additional Shares when exercising such option, in its sole discretion. This option may be exercised by the Representative on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the 45th day following the Effective Date of the Registration Statement, by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the time and date, as determined by the Representative, when such Additional Shares are to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the third business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

     Payment for the Additional Shares shall be made by certified or official bank check in clearing house funds payable to the order of the Company at the offices of Cohig & Associates, Inc., Suite 400, 6300 South Syracuse Way, Englewood, Colorado, or at such other place as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of certificates representing the Additional Shares to you.

     Certificates for the Shares purchased shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the

Closing Date or Additional Closing Date, as applicable. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to any such closing with respect thereto.

     If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for Shares agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representative, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares, the Shares which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares which the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of Shares which such non-defaulting Underwriter agreed to purchase hereunder, and provided further that the non-defaulting Underwriters shall not be obligated to purchase any Shares which the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of such Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing for not more than seven business days after the date originally fixed as the Closing in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter, except the Company shall be liable for actual expenses incurred by the Representative as provided in Section 10 hereof, and without any liability on the part of any non-defaulting Underwriter to the Company.

     Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.

     4.   Offering.  The Underwriters are to make a public offering of the
          --------
Shares as soon, on or after the effective date of the Registration Statement, as the Representative deems it advisable so to do. The Shares are to be initially offered to the public at the initial public offering price provided for in
Section 3 (such price being herein called the "public offering price"). After the initial public offering, you may from time to time increase or decrease the price of the Shares, in your sole discretion, by reason of changes in general market conditions or otherwise.

     5.   Covenants of the Company.  The Company covenants that it will:
          ------------------------
          a. Use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of Prospectus omitting certain information pursuant to Rule 430A of the Regulations, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

          b. Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

          c. During the time when a prospectus relating to the Shares are required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the

     Representative, the Registration Statement or the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

          d. Deliver without charge to you such number of copies of each Preliminary Prospectus as you may reasonably request and, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement or such amendment thereto, as the case may be, including exhibits, and two copies of any supplement thereto, and deliver without charge to you such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

          e. Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          f. Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than fifteen (15) months after the date of the Prospectus, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          g. For a period of 12 months after the date of the Prospectus, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock) except as provided in Section 3 and except for
     (i) the issuance of Common Stock underlying options outstanding on the date hereof which are properly described in the Prospectus, (ii) the issuance of Representative's Warrant Shares, (iii) the grant or exercise of options pursuant to the Company's existing stock option plan or (iv) the issuance of Common Stock in the ITC Acquisition.

          h. For a period of five years after the Effective Date of the Registration Statement, furnish you, without charge, the following:

               i. Within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, at the end of such fiscal year and for the 12 months then ended;

               ii. As soon as practicable after they have been sent to shareholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

               iii. As soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company;

               iv. Notice of any regular quarterly or special meeting of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors; and

               v. Such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

          i. Designate an Audit Committee, the members of which shall be subject to your reasonable approval, which will generally supervise the financial affairs of the Company, and a Compensation Committee, which will supervise and act upon executive compensation and issuance of options. The Audit Committee and the Compensation Committee will be comprised of a majority of independent, outside directors. The Company agrees that at least two members of the Board of Directors shall be independent, outside directors and that the Company will keep at least two independent, outside persons as members of the Board of Directors and as a majority of the members of the Audit Committee and the Compensation Committee for at least two full fiscal years from the Effective Date or as otherwise required by The Nasdaq Stock Market, Inc.

          j. Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(f).

          k. File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Representative shall have approved such filing in writing within a reasonable time of receipt thereof.

          l. Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company's registration under Section 12 of the Exchange Act on a Registration Statement on Form 8-A.

          m. Comply with all provisions of all undertakings contained in the Registration Statement.

          n. Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or this offering, without your prior written consent.

          o. File timely with the Commission and the National Association of Securities Dealers, Inc. (the "NASD"), if required, a report on Form 10-C in accordance with the Rules and Regulations of the Commission under the Exchange Act.

          p. On or prior to the Closing Date, sell to the Representative for a total purchase price of $50, Representative's Warrants entitling the Representative or its assigns to purchase 100,000 shares of Common Stock at a price equal to 125% of the public offering price of the Shares, with the terms of the Representative's Warrants, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, to be substantially in the form filed as an exhibit to the Registration Statement. With respect to such registration rights, the holders of the Representative's Warrants may demand registration without first exercising the Representative's Warrants.

          q. Until expiration of the Representative's Warrants, keep reserved sufficient shares of Common Stock for issuance as Representative's Warrant Shares upon exercise of the Representative's Warrants.

          r. If the Representative, any employee of the Representative or any company controlled by or under control of the Representative acts as a broker or finder during the five year period commencing on the Effective Date with regard to (i) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile or the ITC Merger) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, pay to the Representative or such person(s) as the Representative may designate an amount equal to 5% of the first $1,000,000 or portion thereof in value or consideration received by the Company, 4% of the second $1,000,000 or portion thereof in value or consideration received by the Company and 3% of such value or consideration received by the Company in excess of the first $2,000,000 of such value or consideration. The fee payable to the Representative will be in the same form of consideration as that paid by or to the Company, as the case may be, in any such transaction.

          s. Prior to the Closing Date and for at least one year thereafter, retain a financial public relations firm acceptable to the Representative, to assist the Company in preparing regular announcements and disseminating such information to the financial community.

          t. Qualify the Shares for secondary trading, as soon as legally possible, in California and Texas and such other states as are requested by the Representative from time to time and within 120 days of the Effective Date, cause its counsel to issue an after-market "blue sky" survey which shall address all states in which "after-market" trading of the Common Stock is permissible.

          u. Adopt procedures for the application of the net proceeds it receives from the sale of the Shares and apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement unless any deviation from such application is in accordance with the Registration Statement and occurs only after review and approval by the Board of Directors of the Company and then only after the Board of Directors has obtained the written opinion of recognized legal counsel experienced in the federal and state securities laws as to the propriety of any such deviation.

          v. Within the time period which the Prospectus is required to be delivered under the Act, comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be enforced, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealing in the Shares.

          w. At the Closing, deliver to the Representative true and correct copies of the Articles of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of the Company; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing which in any way relate to the subject matter of this Agreement or the Registration Statement.

          x. Use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in
     Section 7 hereof.

          y. File with the Commission all required reports in accordance with the provisions of Section 13, 14 or 15(d) under the Exchange Act and to provide a copy of such reports to the Representative and its counsel.

          z. Supply to the Representative and the Representative's counsel at the Company's cost, three bound volumes each containing material documents relating to the offering of the Shares within a reasonable time after the Closing, not to exceed 90 days.

          aa. As soon as possible prior to the Effective Date, and as a condition of the Underwriter's obligations hereunder, (i) have the Company listed on an accelerated basis, and to maintain such listing for not less than ten years from the Closing Date, in Standard & Poor's Standard Corporation Records; and (ii) have the Common Stock included on The Nasdaq SmallCap Market(SM) as of the Effective Date, on the Closing Date, on the Additional Closing Date and thereafter for at least ten years provided the Company is in compliance with The Nasdaq SmallCap Market(SM) maintenance requirements.

          bb. As soon as possible prior to the Effective Date and at such time as the Company qualifies for listing on the Nasdaq National Market(R), take all steps necessary to have the Company's Common Stock, to the extent eligible, listed on the Nasdaq National Market(R).

          cc. Take all necessary and appropriate measures to insure continuity of management.

          dd. Continue, for a period of at least five years following the Effective Date of the Registration Statement, to appoint such auditors as are reasonably acceptable to the Representative, which auditors shall (i) prepare financial statements in accordance with Regulation S-B or, if required, Regulation S-X under the General Rules and Regulations of the Act and (ii) examine (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

          ee. Within 90 days of the Effective Date of the Registration Statement, obtain "key man" life insurance policies in the amount of $1,000,000 each on the lives of such key employees as may be mutually agreed upon between the Company and the Representative, with the Company designated as the beneficiary of such policies, and pay the annual premiums thereon for a period of not less than five years from the Effective Date of the Registration Statement.

          ff. Cause its transfer agent to furnish the Representative a duplicate copy of the daily transfer sheets prepared by the transfer agent during the six-month period commencing on the Effective Date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Representative, duplicate copies of such transfer sheets and/or a duplicate copy of a list of shareholders, all at the Company's expense, for a period of 1 1/2 years after such six-month period. In addition, if requested to do so in writing by the Representative, the Company shall furnish to the Representative, at the Company's expense, copies of the DTC Special Security Position Listing Reports for a period of five years commencing on the Effective Date.

          gg. Refrain from filing a Form S-8 Registration Statement (or successor form of registration statement) in connection with the issuance of the Company's securities to consultants or advisors for services for a period of twenty-four (24) months from the Effective Date of the Registration Statement without the Representative's prior written consent.

          hh. During a period of three years from the Effective Date of the Registration Statement, afford the Representative the right, either using its own personnel or through a consultant retained by the Representative at its expense, to review the Company's books, records and operations upon seven days' prior written notice; provided that the Representative and any person designated by the Representative to conduct such review will execute a confidentiality agreement, if requested to do so by the Company, which will in relevant part prohibit disclosure of information to any party except the Representative and which shall specify that the information received as a result of such review shall be held in confidence unless otherwise agreed to by the parties thereto.

          ii. Afford the Representative the right, but not the obligation, commencing on the Closing Date and surviving for a period of thirty-six
     (36) months, to designate an observer to attend meetings of the Board of Directors; give notice to the designee, if any, and the Representative of each meeting of the Board of Directors in accordance with Colorado law, of which no less than four in-person meetings will be held each year; reimburse any such designee for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or compensation as is paid by the Company to other members of the Board of Directors; and to the extent permitted by law, indemnify the Representative and its designee for the actions of such designee as an observer to the Board of Directors and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, to the extent permitted under such policy, cause each of the Representative and its designee to be named as an insured under such policy.

          jj. Maintain American Securities Transfer & Trust, Inc. as its transfer agent for a minimum period of two years from the Effective Date, unless the prior written consent of the Representative to substitution is obtained.

          kk. Declare and hold an annual meeting of shareholders for the election of directors and such other business as may properly come before the shareholders of the Company within 180 days after the end of each of the Company's fiscal years for a minimum period of five years from the Effective Date; and provide the shareholders an annual report meeting the requirements of Rule 14c-3 under the Exchange Act and with quarterly summary operating financial statements.

          ll. For a period of two years after the Effective Date the Company will not conduct, and for a period of at least five years following the Effective Date of the Registration Statement will provide the Representative at least 30 days' prior written notice of, a sale of any securities of the Company in a "Regulation S" transaction, with such notice to specify the type of securities to be offered, the purchase price thereof and the proposed closing date of the Regulation S transaction.

          mm. Inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Firm Shares and the Additional Shares by the Representative if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

          nn. Grant to the Representative the right to act as managing underwriter for any public or private offerings of the Company's securities or of its subsidiaries for a period of twelve (12) months from the Effective Date. Such right will continue in effect during the entire twelve (12) month period despite the exercise of the right or the refusal to exercise the right during such period. The Representative shall have thirty (3) days after receipt of notice of an offering within which to determine whether to exercise the right.

     6.   Payment of Expenses.  The Company hereby agrees to pay all expenses
          -------------------
(subject to the last sentence of this Section 6) in connection with the offering, including but not limited to (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus, including NASD, SEC, Nasdaq filing and/or application fees, and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, Selected Dealers Agreement, preliminary and final Blue Sky Memorandums, material to be circulated to the Underwriters by you and other incidental or related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus, and any amendments or supplements thereto, supplied to the Representative in quantities as hereinabove stated, (b) the is suance, sale, transfer, and delivery of the Firm Shares, the Additional Shares, the Representative's Warrants and the Representative's Warrant Shares, including, without limitation, any original issue, transfer or other taxes payable thereon and the costs of preparation, printing and delivery of certificates representing such securities, as applicable, (c) the qualification of the Firm Shares, Additional Shares, Representative's Warrants and the Representative's Warrant Shares under state or foreign "blue sky" or securities laws, (d) the fees and disbursements or counsel for the Company and the accountants for the Company, (e) the listing of the Common Stock on The Nasdaq SmallCap Market(SM), and (f) the Representative's non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Firm Shares and the Additional Shares. In addition, the Company shall, upon receipt of an invoice from the Representative, reimburse the Representative for any expenses of its attendance at informational (roadshow) meetings related to the offering. Prior to the Closing Date, the Company shall bear the costs of tombstone announcements not to exceed $10,000, if requested to do so by the Representative.

     The Company has remitted to the Representative the sum of $40,000 prior to the date hereof, all of which has been credited as partial payment in advance of the non-accountable expense allowance provided for in Section 6(f) above.
Except as otherwise provided herein, such advances shall be non-refundable.

     7.   Conditions of Underwriters' Obligations.  The Underwriters' obligation
          ---------------------------------------
to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

          a. The Registration Statement shall have become effective not later than 5:00 p.m., Mountain time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

          b. At the Closing Date and any Additional Closing Date, you shall have received the favorable opinion of Parcel, Mauro, Hultin & Spaanstra, P.C., counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

               i. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full power and authority, and all necessary consents, authorizations, approvals, orders, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, including all necessary Grant of Equipment Authorizations issued by the Federal Communications Commission under FCC Rule Part 15, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

               ii. The authorized capital stock of the Company as of the date of this Agreement consisted of 25,000,000 shares of Common Stock, no par value per share, of which __________ shares of Common Stock were issued and outstanding, __________ shares of Common Stock were reserved for issuance upon the exercise of outstanding options, __________ shares of Common Stock were reserved for issuance upon the exercise of the remaining options authorized under the Company's option plan, ___________ shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and convertible promissory notes and debentures and 230,000 shares of Common Stock were reserved for issuance on consummation of the Stock Purchase Agreement between the Company and ITC; and 5,000,000 shares of Preferred Stock, no par value per share, none of which were issued and outstanding; and there have been no changes in the authorized and outstanding capital stock of the Company since the date of this Agreement, except as contemplated by the Registration Statement and the Prospectus. Each outstanding share of capital stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive right of shareholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and except as is properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus;

               iii. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company, ITC or any of their respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Combined Company. Neither the Company nor ITC is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate have been disclosed to the Representative and do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Combined Company; nor is the Company or ITC required to take any action in order to avoid any such violation or default;

               iv. Neither the Company, nor ITC nor any other party is now or is expected by the Company or ITC to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Combined Company;

               v. The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation or by-laws;

               vi. The Company has all requisite power and authority to execute and deliver and to perform thereunder this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution and delivery and performance thereunder by the Company of this Agreement and the Representative's Warrants. Each of this Agreement and the Representative's Warrants has been duly authorized, executed and delivered by the Company, and is a legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) enforceable as to the Company in accordance with its respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution or delivery, or performance thereunder by the Company of this Agreement and the Representative's Warrants (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement, and which have been obtained on or prior to the date the Registration Statement becomes effective under the Act). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject;

               vii. The Shares are, and the Representative's Warrant Shares will be upon exercise of the Representative's Warrants, validly authorized, validly issued, fully paid, and nonassessable and are not issued in violation of any preemptive rights of shareholders, and the Underwriters have received good title to the Shares purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Representative's Warrant Shares have been duly and validly reserved for issuance pursuant to the terms of the Representative's Warrants. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

               viii. Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement;

               ix. Insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

               x. Except as provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

               xi. The Registration Statement has become effective under the Act. No Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

               xii. The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations;

               xiii. Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no opinion need be expressed as to financial statements and other financial data and schedules which are or should be contained therein);

               xiv. Since the Effective Date of the Registration Statement, any event which has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus has been set forth in such an amendment or supplement;

               xv. The Company is not currently offering any securities for sale except as described in the Registration Statement;

               xvi. Such counsel has no knowledge of any promoter, affiliate, parent or subsidiaries of the Company except as are described in the Registration Statement;

               xvii.  The Company has no subsidiaries;

               xviii. The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, copyrights, service marks, service names, trade names and licenses necessary to conduct its business (including without limitation, any such licenses or rights described in the Registration Statement as being owned or possessed by the Company or any subsidiary) (all of which are collectively referred to herein as the "Intellectual Property"); there is no actual or pending, or threatened claim, proceeding or action by any person pertaining to or which challenges the exclusive rights of the Company with respect to any of the Company's Intellectual Property;

               xix. Neither the Company nor ITC is a party to any agreement giving rise to any obligation by the Company, any subsidiary or ITC to pay any third-party royalties or fees of any kind whatsoever with respect to any technology developed, employed, used or licensed by the Company or any subsidiary, other than is disclosed in the Prospectus;

               xx. The Common Stock is eligible for quotation on The Nasdaq SmallCap Market;

               xxi. All issued and outstanding shares of Common Stock and all other securities issued and sold or exchanged by the Company or its subsidiaries have been issued and sold or exchanged in compliance with all applicable state and federal securities laws and regulations; and

               xxii. The Company, ITC and all of their Property are in compliance with all Environmental Laws and the Company and ITC are in full compliance with all permits, licenses and authorizations relating to Environmental Laws.

               xxiii. At the Closing Date and upon payment of the consideration set forth in the Registration Statement, the Company shall have purchased all of the outstanding common stock of ITC, and shall have received good title to such shares of common stock of ITC, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts. Each outstanding share of common stock of ITC is validly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive right of shareholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant and or other right for the issuance of any share of capital stock of ITC or any other security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of ITC, except as is properly described in the Prospectus.

          In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of Colorado, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Representative) of other counsel, acceptable to counsel for the Representative, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable; (B) as to matters involving ITC, upon an opinion or opinions of other counsel (in form and substance satisfactory to counsel for the Representative); (C) as to matters of fact, to the extent the Representative deems proper, on certificates of responsible officers of the Company; and (D) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Representative.

          c. At the Closing Date and any Additional Closing Date, you shall have received the favorable opinion of Haligman & Lottner, P.C., telecommunications counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

               i. Each of the Company and ITC is in compliance in all material respects with all applicable telecommunications-related rules and regulations of the United States and their respective state of incorporation, compliance with which is necessary to their business as currently conducted, including with respect to rules, regulations and tariffs promulgated by the Federal Communications Commission;

               ii. To the best knowledge of such counsel after due investigation, each of the Company and ITC is in compliance in all material respects with applicable telecommunications-related rules and regulations of foreign countries in which the Company or ITC currently operates, including specifically the countries of Argentina, Brazil, Italy, Lebanon, South Africa and South Korea;

               iii. The statements of international or federal law or regulations contained under the captions "Risk Factors" and "Business
          - Regulation" and other references in the Registration Statement and Prospectus to telecommunications regulatory matters (collectively, the "Regulatory Portion") are, in all material respects, correct and accurate statements or summaries of applicable international, federal and state law and regulation, subject to the qualifications set forth therein; and

               iv. The Regulatory Portion of the Registration Statement and the Prospectus, at the time the Registration Statement became effective and at the Closing Date and any Additional Closing Date, did not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          d. On or prior to the Closing Date and any Additional Closing Date, as the case may be, you shall have been furnished such information, documents, certificates, and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in Sections 7(b) and (c), and in order to evidence the accuracy, complete ness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

          e. At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the conditions set forth in Section 7(a) have been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

          f. At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from Stockman Kast Ryan & Scruggs, P.C., Certified Public Accountants, addressed to you and dated the date of delivery but covering a period within three business days of such date, in form and substance satisfactory to you.

          g. All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Shares and the Additional Shares shall be satisfactory in form and substance to you and to counsel for the Representative, and you shall have received a favorable opinion from counsel to the Company, dated as of the Closing Date or the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Sections 7(b) and 7(c), respectively, and with respect to such other related matters, as you may reasonably request.

          h. The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares, shall not have objected to your participation in such offering.

          i. The Company shall have received notice that the Company's Common Stock will be quoted on The Nasdaq SmallCap Market/sm/ as of the Effective Date.

          j. The ITC Acquisition shall have been completed or shall be completed simultaneously with the Closing.

          k. The Company shall have engaged the services of the Representative pursuant to the terms of a corporate consulting agreement for a minimum of nine (9) months for a monthly fee payable to the Representative of $7,250.

     Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by such officer individually and by the Company hereunder to the Representative as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8.   Indemnification and Contribution.
          --------------------------------

          a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, the Representative, and each of their officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Representative or any one of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement; however, the Company shall have no liability under this Section 8 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

          If any action is brought against the Underwriters, the Representative or any of their officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter or the Representative (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this
     Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Underwriters and the Representative of the commencement of any litigation or proceedings against the Company or against any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

          In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, any statement or omission, or any alleged statement or omission, which is the subject of indemnification hereunder, it will reimburse the Representative and each of the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Representative or Underwriters for such expenses and notwithstanding the possibility that payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Representative and each Underwriter which is the recipient of an interim reimbursement payment shall promptly return such payment to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Norwest Bank Colorado, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Representative or the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This expense indemnity shall be in addition to any other liabilities which the Company may otherwise have hereunder.

          b. The Underwriters agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration

     Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Regis tration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in con formity with written information furnished to the Company as stated in this Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of Firm Shares and Additional Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, the information under "UNDERWRITING" and the identification of counsel to the Representative under "LEGAL MATTERS" constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this
     Section 8(b), the Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

          c. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unavailable to the Underwriters or the Company, then the Company shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of the Firm Shares and Additional Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Firm Shares and Additional Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Company. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

     9.   Representations and Agreements to Survive Delivery.  All
          --------------------------------------------------
representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the

Representative, the Underwriters or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under
Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Shares and the Additional Shares to the Underwriters. In addition, the provisions of Sections 5(a), 6, 8, 9, 10, and 12 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

     10.  Effective Date of This Agreement and Termination Thereof.
          --------------------------------------------------------
          a. This Agreement shall be executed within 24 hours of the Effective Date of the Registration Statement and shall become effective on the Effective Date or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by the Representative for offering by dealers by letter or telegram, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving the notice indicated in Section 10(c) before the time this Agreement becomes effective.

          b. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares or the Additional Shares, as the case may be; or if there shall have been such material and adverse change in the market for securities in general so as to make it inadvisable to proceed with the offering, sale, and delivery of the Firm Shares and the Additional Shares, as the case may be, on the terms contemplated by the Prospectus due to the impaired investment quality of the Firm Shares or the Additional Shares; or if the Dow Jones Industrial Average shall have fallen by 15% or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission.

          c. If the Representative elects to prevent this Agreement from becoming effective as provided in this Section 10, or to terminate this Agreement, it shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

          d. If this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise not be carried out for any reason, the Company shall be obligated to reimburse the Representative for its out-of-pocket expenses. Should the Representative be required to account for "out-of-pocket" expenses, any expense incurred by the Representative shall be deemed to be reasonable and unobjectionable upon a reasonable showing by the Representative that such expenses were incurred, directly or indirectly, in connection with the proposed transaction and/or relationship of the parties hereto, as described herein.

          e. Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 9, and 10 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

          f. Anything in this Agreement to the contrary notwithstanding other than Section 10(e), if this Agreement shall not become effective by reason of the Company being acquired, merging, selling all or substantially all of its assets or otherwise affecting a corporate reorganization with any other entity or the taking of any other action by the Company which prevents the Representative from proceeding with the offering and, as a result, the offering contemplated hereby is abandoned, the Representative shall be entitled to receive from the Company an amount equal to the non-accountable expense allowance described in Section 6 above which the Company and the Representative mutually agree is a fair measure of compensation to the Representative for the contemplated offering. Such cash fees shall be for services to include, but not be limited to, advising the Company in connection with the acquisition, merger, sale or reorganization, financial planning in connection with such acquisition, merger, sale or corporate re-organization, and other financial assistance. Such cash fees shall be in addition to payment for expenses and fees as discussed in Section 10(d) above.

     11.  Notices.  All communications hereunder, except as may be otherwise
          -------
specifically provided herein, shall be in writing and, if sent to the Representative, shall be mailed, delivered, or sent by facsimile transmission and confirmed by original letter, to Cohig & Associates, Inc., Suite 400, 6300 South Syracuse Way, Englewood, Colorado 80203, Attention: Harold M. Golz, Esq., with a copy to Robert W. Walter, Esq., Berliner Zisser Walter & Gallegos, P.C., 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Communications Systems International, Inc., Suite 101, 8 South Nevada Avenue, Colorado Springs, Colorado 80903, Attention: Robert A. Spade, President, with a copy to Douglas R. Wright, Esq., Parcel, Mauro, Hultin & Spaanstra, P.C., Suite 3600, 1801 California Street, Denver, Colorado 80202.
All notices hereunder shall be effective upon receipt by the party to which it is addressed.

     12.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, the Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Shares or the Additional Shares) and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     13.  Construction.  This Agreement shall be construed in accordance with
          ------------
the laws of the State of Colorado, without giving effect to conflict of laws. Time is of the essence in this Agreement.
     If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                         Very truly yours,

                         COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.


                         By:___________________________________________
                            Robert A. Spade, Chief Executive Officer

ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN.

COHIG & ASSOCIATES, INC., for itself


By: _________________________________
    Harold M. Golz, Esq.,
    Director of Corporate Finance

                   COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                            (A COLORADO CORPORATION)


                                   SCHEDULE 1

     This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Firm Shares of Common Stock to be sold by the Company.

                                                  NUMBER OF
                                               FIRM SHARES OF
                          NAME                  COMMON STOCK
            --------------------------------    ------------

            Cohig & Associates, Inc.


                                                 _________
        Total                                    1,000,000
                                                 =========



RWW\CSI\UNDERWRI.AG2